Exhibit 10.19

EXECUTION VERSION

SECOND AMENDMENT

to

LOAN AGREEMENT

between

U.S. BANK NATIONAL ASSOCIATION

and

TALMER BANCORP, INC.

Second Amendment: Dated as of March 26, 2015

First Amendment: Dated as of December 19, 2014

Original Loan Agreement: Dated as of December 20, 2013

SECOND AMENDMENT TO
LOAN AGREEMENT

This SECOND AMENDMENT TO LOAN AGREEMENT (this “Second Amendment”) is dated as of March 26, 2015, and is made by and between TALMER BANCORP, INC., a Michigan corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

R E C I T A L S

A.                                    Borrower is a bank holding company that owns 100% of the issued and outstanding capital stock of TALMER BANK AND TRUST, a Michigan chartered state bank, and TALMER WEST BANK, a Michigan chartered state bank.  Talmer Bank maintains its principal banking offices in Troy, Michigan and Talmer West maintains its principal banking offices in Ann Arbor, Michigan.

B.                                    Borrower and Lender are party to a Loan Agreement dated as of December 20, 2013 (as amended by that certain First Amendment to Loan Agreement dated December 19, 2014, collectively, the “Original Agreement”).

C.                                    The parties hereto desire to amend and modify the Original Agreement in accordance with the terms and subject to the conditions set forth in this Second Amendment.

D.                                    Capitalized terms not otherwise defined in this Second Amendment shall have the meanings respectively ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

A G R E E M E N T

SECTION 1.                            AMENDMENTS TO THE ORIGINAL AGREEMENT.

1.1                               Recitals (Recital B).  Recital B of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“B.                        Borrower has requested that Lender provide it with a revolving credit facility (the “Loan”) in the maximum principal amount of $50,000,000 (the “Maximum Principal Amount”).”

1.2                               Definitions (Section 1.1).  The defined term “Maturity Date” in Section 1.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

““Maturity Date” means December 18, 2015 in accordance with terms and requirements of Section 2.3.”

1.3                               Payments and Maturity Date (Section 2.3).  Section 2.3 of the Original Agreement shall be amended in its entirety to read as follows:

“2.3                  Payments and Maturity Date.  On the Maturity Date, all sums due and owing under this Agreement and the other Transaction Documents with respect to the Loan shall be repaid in full.  Except for the conversion option set forth below, Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the terms of the Loan past the Maturity Date.  Lender acknowledges that the Loan is a revolving credit facility and Borrower may borrow, repay and re borrow principal amounts under the Loan in accordance with the terms of the Transaction Documents.  Notwithstanding the foregoing, provided that (i) no Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of the written notice contemplated below, (ii) no Event of Default or Unmatured Event of Default would exist immediately after the effectiveness of the conversion option contemplated below and (iii) the outstanding principal amount of the Loan exceeds $10,000,000 as of the date of the written notice contemplated below, Borrower may elect (by written notice delivered to Lender at least three (3) Business Days prior to the Maturity Date), subject to Lender’s approval (which shall not be unreasonably withheld or delayed) after Lender receives Borrower’s written notice, to convert the then outstanding principal amount of the Loan (or such portion of the outstanding principal amount of the Loan elected by Borrower in the foregoing written notice, in all cases, in an amount not less than $10,000,000 or integral multiples of $1,000,000 in excess thereof) to a term loan subject to the following: (a) such term loan shall mature and all outstanding amounts relating to such term loan shall become due and payable no later than two years after the Maturity Date; (b) all interest and installment payments of principal (assuming for amortization purposes only, a five year maturity with equal quarterly payments of principal) on such term loan shall be paid quarterly; and (c) Borrower shall deliver to, or for the benefit of, Lender, in substance and form satisfactory to Lender, all agreements, instruments, certificates, affidavits, schedules, resolutions, opinions, notes, and/or other documents as may be requested by Lender in its sole discretion.”

1.4                               Material Transactions (Section 5.2.5).  Effective as of December 20, 2013, Section 5.2.5 of the Original Agreement shall be amended in its entirety to read as follows:

“5.2.5         Capital Stock Matters.  Except for repurchases or redemptions of capital stock or other outstanding securities that do not result in an Event of Default or Unmatured Event of Default, Borrower shall not, nor shall it cause, permit or allow any Subsidiary to, redeem any of its capital stock or other outstanding securities.”

1.5                               Exhibit B.  Exhibit B to the Original Agreement shall be amended and restated in its entirety with the Note that is attached as Exhibit A to this Second Amendment.

1.6                               Exhibit D.  Exhibit D to the Original Agreement shall be amended to replace Annex A to such Exhibit with the form of Annex A that is attached as Exhibit B to this Second Amendment.

SECTION 2.                            REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and warrants to Lender as of the date hereof as follows:

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(i)                                     No Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from the amendments contemplated hereby.

(ii)                                  The execution, delivery and performance by Borrower of this Second Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) in order to be effective and enforceable.

(iii)                               This Second Amendment and the other Transaction Documents (as amended by this Second Amendment) constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

(iv)                              All representations and warranties of Borrower in the Original Agreement are true and correct in accordance with the standards and requirements set forth in Section 3.3.3 of the Original Agreement.

(v)                                 Borrower’s obligations under the Original Agreement and under the other Transaction Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.

SECTION 3.                            ADDITIONAL TERMS.

3.1                               Acknowledgement of Indebtedness under Agreement.  Borrower acknowledges and confirms that, as of the date hereof, Borrower is indebted to Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of Twenty Million Dollars ($20,000,000) under the Original Agreement.

3.2                               The Agreement.  On and after the Effective Date: (i) each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Original Agreement as amended hereby, (b) each reference to the Original Agreement in all Transaction Documents shall mean and be a reference to the Original Agreement, as amended hereby, and (c) this Second Amendment shall be deemed a “Transaction Document” for the purposes of the Original Agreement.

3.3                               Second Amendment and Original Agreement to be Read Together.  This Second Amendment supplements and is hereby made a part of the Original Agreement, and the Original Agreement and this Second Amendment shall from and after the Effective Date be read together and shall constitute one agreement. Except as otherwise set forth herein, the Original Agreement shall remain in full force and effect.

3.4                               Acknowledgements.  Borrower acknowledges that (i) it has been advised by counsel of its choice of law with respect to this Second Amendment, the Original Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) any waiver of Borrower set forth herein has been knowingly and voluntarily made, and (iii) the obligations of Lender hereunder shall be strictly construed and shall be expressly subject to Borrower’s compliance in all respects with the terms and conditions of the Original Agreement.

3

3.5                               No Waiver.  The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any Event of Default (including without limitation any Event of Default existing on the date hereof), nor operate as a waiver of any right, power or remedy of Lender (including without limitation any rights, powers or remedies of Lender with respect to any Event of Default existing on the date hereof), nor constitute a waiver of, or consent to any departure from, any provision of the Original Agreement, or any of the other Transaction Documents.

3.6                               No Novation.  The terms and conditions of the Original Agreement are amended as set forth in this Second Amendment.  It is expressly understood and acknowledged that nothing in this Second Amendment shall be deemed to cause or otherwise give rise to a novation of the indebtedness contemplated in the agreement.  All “Borrower’s Liabilities” under the Original Agreement shall in all respects be continuing and this Second Amendment shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such “Borrower’s Liabilities.”

SECTION 4.                            CONDITIONS PRECEDENT.  The amendments set forth in SECTION 1 above shall become effective as of the date (the “Effective Date”) on which each of the following conditions shall have been satisfied: (i) Lender shall have received a fully executed Second Amendment and the Note attached as Exhibit A to this First Amendment; (ii) Lender shall have received payment from Borrower, in immediately available funds, of an amount equal to $75,000, which amount shall represent an incremental facility fee and shall be fully earned when paid and shall not be refunded for any reason; (iii) Lender shall have received payment from Borrower, in immediately available funds, of an amount sufficient to reimburse Lender for all reasonable out-of-pocket costs, fees and expenses incurred by Lender, or for which Lender has become obligated, in connection with the negotiation, preparation and consummation of the Original Agreement and Second Amendment, including but not limited to, reasonable attorneys’ fees and expenses; (iv) a copy, certified by the Secretary or Assistant Secretary of Borrower, of its Board of Directors’ resolutions authorizing the execution, delivery, and performance, respectively, of this Second Amendment, the Note attached as Exhibit A to this Second Amendment and any other documents to be executed, delivered, or performed in connection with this Second Amendment; and (v) a written opinion of Borrower’s counsel, addressed to Lender, in a form reasonably satisfactory to Lender and its counsel.

SECTION 5.                            RELEASE.  Borrower, for itself and its successors and assigns, does hereby fully, finally and unconditionally release and forever discharge, and agrees to hold harmless, Lender and each of its equity holders and affiliates, and their respective agents, advisors, managers, parents, subsidiaries, attorneys, representatives, employees, officers and directors, and the successors, assigns, heirs and representatives of each of the foregoing, from any and all debts, claims, counterclaims, setoffs, obligations, damages, costs, attorneys’ fees and expenses, suits, demands, liabilities, actions, proceedings and causes of action, in each case whether known or unknown, contingent or fixed, direct or indirect and of whatever kind, nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, that Borrower has heretofore had or now or hereafter can, shall or may have by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date arising out of, connected with or related in any way to this Second Amendment, the Original Agreement,

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the other Transaction Documents, the transactions described therein, the Loan, Lender’s administration thereof, or the financing or banking relationships of Borrower with Lender.

SECTION 6.                            Miscellaneous.  This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Second Amendment by signing any such counterpart.  This Second Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

TALMER BANCORP, INC.

By:	/s/ David T. Provost
	Name:	David T. Provost
	Title:	Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Peter G. Caliguiri
	Name:	Peter G. Caligiuri
	Title:	Vice President

EXHIBIT A

PROMISSORY NOTE

$50,000,000.00	New York, New York
Restatement Date: March 26, 2015

FOR VALUE RECEIVED, the undersigned, TALMER BANCORP, INC., a Michigan corporation (“Borrower”), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association, or the holder hereof from time to time (“Lender”), at such place as may be designated in writing by Lender, the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000.00) (or so much thereof that has been advanced and remains outstanding), with interest thereon as hereinafter provided.  It is contemplated that there will be advances and payments under this note (this “Note”) from time to time, but no advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future advances hereunder.  This Note is issued pursuant to the terms of that certain Loan Agreement of even date herewith by and between Borrower and Lender as amended, restated, supplemented or modified from time to time (the “Loan Agreement”).  All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

Interest shall accrue on all sums as advanced and outstanding from time to time under this Note and Loan Agreement as set forth in the Loan Agreement.  Such interest shall be due and payable as set forth in the Loan Agreement.

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable on the Maturity Date.  Additional principal payments shall be made in accordance with the provisions of the Loan Agreement.

This Note is issued pursuant to the terms of the Loan Agreement.  If a Default or an Event of Default shall occur and be continuing, the principal of this Note together with all accrued interest thereon may, at the option of the holder hereof, immediately become due and payable on demand in accordance with the terms of the Loan Agreement; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

Unless otherwise provided in the Loan Agreement, all payments on account of the indebtedness evidenced by this Note shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.

This Note may be prepaid only upon those terms and conditions set forth in the Loan Agreement.

From and after the Maturity Date, or such earlier date as all sums owing on this Note become due and payable by acceleration or otherwise, or after the occurrence of a Default or an

Event of Default, and as otherwise provided in the Loan Agreement, interest shall be computed on all amounts then due and payable under this Note at the Default Rate as provided in the Loan Agreement.

If any attorney is engaged by Lender to enforce or defend any provision of this Note or any of the other Transaction Documents, or as a consequence of any Default or Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys’ fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.

No previous waiver and no failure or delay by Lender or Borrower in acting with respect to the terms of this Note or any of the other Transaction Documents shall constitute a waiver of any breach, default or failure of condition under this Note, the Loan Agreement or any of the other Transaction Documents.  A waiver of any term of this Note or any of the other Transaction Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.  In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the Loan evidenced by this Note, the terms of this Note shall prevail.

Except as otherwise provided in the Loan Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.  In addition, Borrower expressly agrees that this Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

Time is of the essence with respect to every provision hereof.  This Note shall be construed and enforced in accordance with the laws of the State of New York, except to the extent that federal laws preempt the laws of the State of New York, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State court having situs in New York, New York and having proper venue, and also consent to service of process by any means authorized by New York or Federal law.  Any reference contained herein to attorneys’ fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of third-party attorneys and the reasonable fees and expenses of any other experts or consultants.

All agreements between Borrower and Lender (including, without limitation, this Note and the Loan Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby, if any) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision hereof, the Loan Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER.  BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL.  BORROWER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE TRANSACTION DOCUMENTS, (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN AND (d) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

IN WITNESS WHEREOF, the undersigned has executed this Note or caused this Note to be executed by its duly authorized representative as of the date first above written.

TALMER BANCORP, INC.

By:
Name:
Title:

EXHIBIT B

ANNEX A

TO

QUARTERLY COMPLIANCE CERTIFICATE

A.	Risk-Based and Leveraged Capital Adequacy Guidelines. (Sections 7.1 and 7.2)
(as of the fiscal quarter ending , 201 )

1.	Borrower
	(FRB Capital Guidelines)	In Compliance	Not In Compliance

2.	Subsidiary Banks -
	(Talmer Bank - FDIC Capital Guidelines)	In Compliance	Not In Compliance
	(Talmer West - FDIC Capital Guidelines)	In Compliance	Not In Compliance

[minimum capital category required: “well capitalized”]
[minimum required total risk-based capital ratio: Borrower / 13%]
[minimum required total risk-based capital ratio: Talmer Bank / 14%]
[minimum required total risk-based capital ratio: Talmer West / 12%]
[minimum required leverage capital ratio:
Borrower, Talmer Bank and Talmer West / 9% or greater as required by FRB or FDIC]

B.	Maximum Nonperforming Assets. (Section 7.3)
(as of the fiscal quarter ending , 201 )

1.	Total Nonperforming Assets		$

2.	Tangible Primary Capital		$

3.	NPAs divided by Primary Capital [B.1 divided by B.2]		%

[maximum permitted - 23%]

C.	Minimum Reserves to Nonperforming Loans. (Section 7.4)
(as of the fiscal quarter ending , 201 )

1.	Allowance for Loan and Leases Losses		$

2.	Nonperforming Loans		$

3.	ALLL divided by NPLs [C.1 divided by C.2]		%

[minimum required ALLL: 55% of NPLs]

B-1

D.	Minimum Liquidity. (Section 7.5)

	Liquid Assets	$

[minimum required Liquid Assets - $7,500,000]

E.	Minimum Fixed Charge Coverage Ratio. (Section 7.6)
(as of the fiscal quarter ending , 201 )

1.	Net Income of Borrower (on a consolidated basis)	$

2.	Amount of Goodwill Amortized by Borrower	$

3.	Cash distributions or declarations by Borrower	$

4.	Interest Expense (contractually due)	$

5.	[E.1. plus E.2. plus E.4. minus E.3.]	$

6.	Interest Expense (contractually due)	$

7.	Required Principal Payments	$

8.	Imputed Principal Amount on Loan	$10,000,000

9.	[E.6. plus E.7. plus E.8.]	$

10.	Fixed Charge Coverage Ratio [E.5. divided by E.9.]	to 1.00

[minimum required fixed charge coverage ratio (rolling four quarter basis - 1.75x to 1.00]

B-2